EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121076 and No. 333-119700) and Form S-8 (Nos. 333-116093, No. 333-173175, and 333-182934) of Travelzoo Inc. of our report dated March 15, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 15, 2017